[SMITH CARNEY & CO., PC. LETTERHEAD]


                         August 28, 2000


Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir or Madam:

We have reviewed Item 4 (Change in Registrant's Certifying Accountant) of the Form 8-K/A for Potomac Energy Corporation and are in agreement with the statements presented therein.

Sincerely,

/s/ Smith Carney & Co., P.C.

SMITH CARNEY & CO., PC.